UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2017

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 8.01OTHER EVENTS

On May 24, 2017, the Board of Directors of Mid Penn Bancorp, Inc. (the “Corporation”) approved the Mid Penn Bancorp, Inc. Director Stock Purchase Plan (the “Plan”).  The purpose of the Plan is to provide non-employee directors of the Corporation with a convenient means to purchase Corporation common stock at fair market value on the date of purchase.

A Plan participant may elect to have all or a portion of his or her director fees payable in cash, as well as voluntary cash contributions, allocated to the purchase of Corporation common stock on a quarterly basis.  Unless otherwise determined by the Board of Directors (or a committee appointed to administer the Plan), purchases will be made on the last day of each calendar quarter consistent with the Corporation’s Employee Stock Purchase Plan.  It is anticipated that the Plan will be effective commencing July 1, 2017.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1Mid Penn Bancorp, Inc. Director Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: May 31, 2017	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Mid Penn Bancorp, Inc. Director Stock Purchase Plan.